Exhibit 5.1

CHAMPIONX HOLDING INC.

11177 SOUTH STADIUM DRIVE

SUGAR LAND, TX 77478

April 1, 2020

ChampionX Holding Inc.

11177 South Stadium Drive

Sugar Land, TX 77478

Re: Registration Statement on Form S-4 and Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of a registration statement on Form S-4 and Form S-1 (File No. 333-236380) (as the same may be amended, the “Registration Statement”), by ChampionX Holding Inc., a Delaware corporation (the “Company”), and a wholly owned subsidiary of Ecolab Inc., a Delaware corporation (“Ecolab”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of the offering by Ecolab of all of the shares of common stock of the Company (the “ChampionX Common Stock”) to be distributed (the “Distribution”) to stockholders of Ecolab in an exchange offer (the “Exchange Offer”) and, to the extent the Exchange Offer is undersubscribed or terminated, a spin-off distribution, in each case, pursuant to the Separation and Distribution Agreement, dated as of December 18, 2019, by and among Ecolab, the Company and Apergy Corporation (as may be amended from time to time, the “Separation Agreement”), and described in the Registration Statement (collectively, the “Distribution Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In rendering the opinion stated herein, I have examined and relied upon the following:

(i) the Registration Statement in the form to be filed with the Commission under the Act on the date hereof;

(ii) the Separation Agreement;

(iii) a copy of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”);

(iv) a copy of the Certificate of Amendment to the Certificate of Incorporation; and

(v) a copy of the Company’s By-laws, as in effect on the date hereof.

I have also examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinion stated below.

In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that I did not independently establish or verify, I have relied upon the documents furnished to me by the Company, statements and representations of officers and other representatives of the Company, the corporate records provided to me by such officers or representatives and certificates and other documents obtained from public officials.

I do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that when the shares of the Distribution Common Stock have been issued and delivered in accordance with the terms and conditions of the Separation Agreement, such Distribution Common Stock will have been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and will be validly issued, fully paid and nonassessable.

I also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters”. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/Michael C. McCormick

Michael C. McCormick

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